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                                                                    Exhibit 4.8


                                SECOND AMENDMENT
                                       TO
                         RECEIVABLES PURCHASE AGREEMENT

         This Second Amendment to Receivables Purchase Agreement, dated as of July 14, 1997 (this "AMENDMENT"), is among OLYMPIC STEEL RECEIVABLES L.L.C., a Delaware limited liability company, as seller (the "SELLER"), OLYMPIC STEEL RECEIVABLES, INC., a Delaware corporation, as managing member (the "MANAGING MEMBER"), OLYMPIC STEEL, INC., an Ohio Corporation ("OLYMPIC") as initial servicer (the "MASTER SERVICER"), CLIPPER RECEIVABLES CORPORATION, a Delaware corporation ("PURCHASER"), STATE STREET CAPITAL CORPORATION, a Massachusetts corporation ("STATE STREET CAPITAL") as administrator (the "ADMINISTRATOR") for the Purchaser, and NATIONAL CITY BANK, a national bank ("NCB") as a referral agent for Purchaser (the "RELATIONSHIP BANK"). Unless the context otherwise requires, all capitalized terms not defined herein shall have the meaning ascribed to such terms in Appendix A to the Receivables Purchase Agreement.

                                 R E C I T A L S

         1. Each of the parties hereto is party to that certain Receivables Purchase Agreement, dated as of December 19, 1995 (as the same may from time to time be amended or otherwise modified, the "RECEIVABLES PURCHASE AGREEMENT") executed and delivered in connection with a securitization transaction to which the Seller, Managing Member, Olympic, Purchaser, State Street Capital and NCB, are parties.

         2. Each of the parties to the Receivables Purchase Agreement desire to amend certain provisions therein to (i) increase the Purchase Limit from $65,000,000 to $70,000,000, (ii) extend the scheduled Termination Date from December 19, 1998 to July 31, 2000 and (iii) amend certain financial covenants therein to conform to those covenants in certain credit facilities provided to Olympic.

         NOW THEREFORE, the parties agree that the Receivables Purchase Agreement shall be amended on the terms herein provided:

         SECTION 1 AMENDMENTS. The following amendments to the Receivables Purchase Agreement shall be effective upon satisfaction of the conditions in
SECTION 3 of this Amendment.

               SECTION 1.1 AMENDMENT TO SECTION 1.01. The reference to $65,000,000 in Section 1.01(a)(1) is hereby replaced with "$70,000,000."

               SECTION 1.2 AMENDMENTS TO APPENDIX A: DEFINITIONS.

                    TERMINATION DATE. In Appendix A to the Receivables Purchase Agreement, clause (c) of the definition of "Termination Date" is hereby amended by replacing the reference to December 19, 1998 with July 31, 2000.


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          SECTION 1.3 AMENDMENTS TO FINANCIAL COVENANTS.

          Section 7.05 is hereby amended and replaced in its entirety with the following:

                    "SECTION 7.05. FINANCIAL COVENANTS. From the date hereof until the Final Payout Date, Olympic will:

                    (a) NET WORTH. On a consolidated basis, Olympic will not suffer or permit the sum of its Net Worth at any time to be less than the then required minimum amount in effect at the time in question. The required minimum amount shall be one hundred and twenty-two million dollars ($122,000,000) from December 31, 1996 until December 31, 1997 and shall be permanently increased on December 31, 1997 and on each December 31 thereafter by an amount equal to seventy-five percent (75%) of Olympic's consolidated net income, if any, for the fiscal year then ending. In the event Olympic sustains a net loss for any fiscal year, such increase shall be zero.

                    (b) LEVERAGE. On a consolidated statement basis, Olympic will not suffer or permit its Liabilities-to-Worth Ratio at any time to exceed two and one-half to one (2.5 to 1).

                    (c) PRETAX INTEREST COVERAGE. On a consolidated statement basis, Olympic will not, as at the end of any fiscal quarter during any fiscal year of Olympic (commencing with the present year), suffer or permit its EBIT-to-Interest Ratio to be less than two and one-half to one (2.5 to 1)."

     SECTION 2 REPRESENTATIONS AND WARRANTIES. Olympic, Managing Member and Seller hereby represent to Purchaser, State Street Capital and NCB that:

          (a) The execution and delivery by them of this Amendment and the performance of their obligations under the Receivables Purchase Agreement as amended by this Amendment (as amended, the "AMENDED AGREEMENT"), are within their corporate powers, have been duly authorized by all necessary corporate action, have received all necessary governmental and other consents and approvals (if any shall be required) and do not and will not contravene or conflict with, or create a lien under, (i) any provision of law, (ii) their constituent documents, (iii) any court or administrative decree applicable to them, or (iv) any contractual restriction binding upon them or their property.

          (b) The representations and warranties of Article VI of the Receivables Purchase Agreement are true and correct as of the date of their execution and delivery of this Amendment and after giving effect hereto.

          (c) This Amendment has been duly executed and delivered by them, and the Amended Agreement is their legal, valid and binding obligation, enforceable against them in accordance with its terms.


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          (d) After giving effect to this Amendment, no Liquidation Event or
          Unmatured Liquidation Event shall have occurred and be continuing.

     SECTION 3 CONDITIONS TO EFFECTIVENESS. This Amendment shall be effective as of August 5, 1997 when the following conditions shall have been satisfied (the "Condition Satisfaction Date"):

          SECTION 3.1 DELIVERY OF COUNTERPARTS. The Administrator shall have received (by facsimile or otherwise) counterparts of this Amendment or the signature pages hereto, executed by each of Seller, Managing Member, Olympic, Purchaser, State Street Capital and NCB.

          SECTION 3.2 OTHER CONDITIONS. (a) The Administrator shall have received the favorable opinion of Kahn, Kleinman, Yanowitz & Arnson & Co., L.P.A. in a form reasonably acceptable to each of the Administrator, NCB, State Street Capital and its respective counsel.

                    (b) Olympic shall have made arrangements satisfactory to the Administrator for the payment of any agreed upon fees and expenses related to this Amendment.

     SECTION 4 MISCELLANEOUS PROVISIONS.

          SECTION 4.1 REAFFIRMATION. As hereby amended, the Receivables Purchase Agreement is hereby ratified and reaffirmed by Seller, Managing Member, Olympic, Purchaser, State Street Capital and NCB and Olympic hereby ratifies and confirms its guaranty as set forth in Section 12.1 of the Purchase and Sale Agreement after giving effect to this Amendment.

          SECTION 4.2 CAPTIONS. The various captions in this Amendment are included for convenience only and shall not affect the meaning or interpretation of any provision of this Amendment.

          SECTION 4.3 GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

          SECTION 4.4 EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Amendment.


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         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                             OLYMPIC STEEL RECEIVABLES L.L.C.,
                             as Seller

                             By:  Olympic Steel Receivables, Inc.,
                                  its managing member

                             By: /s/ Richard T. Marabito
                                ---------------------------
                             Name:   Richard T. Marabito
                                  -------------------------
                             Title:  Vice President
                                   ------------------------

                             OLYMPIC STEEL RECEIVABLES, Inc.,
                             as the managing member of the Seller

                             By: /s/ Richard T. Marabito
                                ---------------------------
                             Name:   Richard T. Marabito
                                ---------------------------
                             Title:  Vice President
                                   ------------------------

                             OLYMPIC STEEL, INC., as Initial
                             Master Servicer

                             By: /s/ Richard T. Marabito
                                ---------------------------
                             Name:   Richard T. Marabito
                                ---------------------------
                             Title:  Treasuer
                                   ------------------------

                             CLIPPER RECEIVABLES CORPORATION,
                             as Purchaser

                             By: /s/ Tiffany Percival
                                ---------------------------
                             Name:   Tiffany Percival
                                  ---------------------------
                             Title:  Secretary
                                   ------------------------


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                             STATE STREET CAPITAL CORPORATION,
                             as Administrator

                             By: /s/ Paulina Girsen
                                ---------------------------
                             Name:   Paulina Girsen
                                  ---------------------------
                             Title:  Associate
                                   ------------------------

                             NATIONAL CITY BANK,
                             as Relationship Bank

                             By: /s/ Donald B. Hayes
                                ---------------------------
                             Name:   Donald B. Hayes
                                  ---------------------------
                             Title:  Vice President
                                   ------------------------


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                    ACKNOWLEDGED AND AGREED:

                    NATIONAL CITY BANK, as a
                      Liquidity Bank

                    By: /s/ Donald B. Hayes
                       --------------------------------
                    Name:   Donald B. Hayes
                         ------------------------------
                    Title:  Vice President
                          -----------------------------

                    MELLON BANK, N.A., as a
                      Liquidity Bank

                    By: /s/ Michael C. Haines
                       --------------------------------
                    Name:   Michael C. Haines
                         ------------------------------
                    Title:  Banking Officer
                          -----------------------------

                    PNC BANK, NATIONAL ASSOCIATION, as
                      a Liquidity Bank

                    By: /s/ Mark Rutherford
                       --------------------------------
                    Name:   Mark Rutherford
                         ------------------------------
                    Title:  Vice President
                          -----------------------------

                    COMERICA BANK, as a Liquidity Bank

                    By: /s/ Brian Dragon
                       --------------------------------
                    Name: Brian Dragon
                         ------------------------------
                    Title:  Vice President
                          -----------------------------

                    STATE STREET BANK & TRUST COMPANY, as
                      Credit Bank

                    By: /s/ Paulina Girsen
                       --------------------------------
                    Name:   Paulina Girsen
                         ------------------------------
                    Title:  Associate
                          -----------------------------

                    By: /s/ Hasham Malik
                       --------------------------------
                    Name:   Hasham Malik
                         ------------------------------
                    Title:  Assistant Vice President
                          -----------------------------


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